UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Accuride Corporation
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Filed by Accuride Corporation
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Accuride Corporation
Commission File No.: 001-32483

The following is a presentation that Accuride Corporation made to certain of its employees after entering into an Agreement and Plan of Merger, dated as of September 2, 2016, with Armor Parent Corp. and Armor Merger Sub Corp.

Town Hall Presentation – September 2016 Rick Dauch, President & CEO

Accuride Vision & Values Our Vision: Accuride will be the premier supplier of wheel-end system solutions to the global commercial vehicle industry “GROW” Profitable Global Growth “FIX” Significant Cultural, Operational & Financial Improvements Our Values: Ethical & Respectful Customer Centric Technology & Quality Leaders Cost Competitive Safe, Progressive & Inclusive Environmentally Conscious Fiscally Conservative 2 Confidential. Do Not Distribute.

Accuride Strategic Restructuring Non-core assets divested to provide funds for “Fix & Grow” of core business Steel Wheel Castings EU Wheel Seats Axles AL Wheel Stamp/Fab Farm Equip CORE NON-CORE CAPEX & Acquisition 2X AL wheels capacity Capacity expanded in MX Coating technology investments European acquisition Common Lean, Quality & ERP Systems Divestitures 2010-16 3 Consolidate/CAPEX 3 plants/unions to 1 90% new process equipment Rebuilt casting capability Lightweight drum R&D Sept. 2016 Wheel End Confidential. Do Not Distribute.

Accuride Divests Brillion Iron Works Confidential. Do Not Distribute. 4 Sale Snapshot: Metaldyne Performance Group Metals and auto component holdings Stock purchase agreement September 2, 2016 closing Non-core to Accuride strategy Unprofitable, capital intensive business End market recovery delayed 2016E: $74M revenues, $12M Loss Enables Accuride to Focus Completely on Our Core Business

Crestview to Acquire Accuride Confidential. Do Not Distribute. 5 Accuride has reached a definitive agreement to be acquired by private equity firm Crestview Partners for $2.58/share, or about $477 million The Board of Directors unanimously approved the agreement Completing the transaction will require: Approval of Accuride shareholders Customary regulatory approvals (Hart Scott Rodino, etc.) Transaction expected to close in the 4th quarter of 2016 Company will be sold in its entirety – Wheels and Gunite businesses Accuride to operate as an independent business within the Crestview portfolio Existing Leadership Team will continue to run the business post-closing

Benefits to Accuride Confidential. Do Not Distribute. 6 Financial Benefits: Highly attractive premium to maximize value for Accuride’s existing shareholders Refinancing lowers Accuride’s overall debt Reduces interest paid Stronger free cash flow to reinvest in the business and fund growth Lowers breakeven point – healthier during industry downturns Strategic Benefits: Favorable, supportive partnership with new investor – focus on strategic growth Supports focus on expanding core Wheels and Gunite business Platform for continued global expansion Opportunistic industry consolidation Available capital and resources to pursue bolt-on acquisitions Improves Profitability Supports Global Growth Platform For Consolidation

About Crestview Partners Confidential. Do Not Distribute. 7 We are confident that Crestview Partners is a STRONG PARTNER for Accuride Partnership Focus Founded in 2004 Value-oriented private equity firm Based in New York Partners average experience 30+ years Funds with $7 billion of aggregate capital Media, energy, financial services & industrials We form long-term partnerships with talented and motivated entrepreneurs, managers, colleagues and investors. Proprietary Sourcing Over 70% of investments were sourced through relationships with business owners and management teams. Industry Expertise We focus on industries that we know well and areas where our partners have direct operating experience. Value-Add Approach We apply our team's experience and relationships to add value while working alongside our management teams. Strong Alignment Strong alignment of interests with investors and management through approximately $500 million of GP participation. Creative Solutions Our thoughtful and flexible approach allows us to develop creative solutions for business owners and management.

Confidence in Crestview’s industrial focus and history: Good reputation as supportive, responsible owners. Provides holdings continuity, stability through downturns. Long history of operating and investing in industrial companies. Well positioned to deliver growth rates in excess of cyclical trends. Believes global manufacturing environment creates significant opportunities for companies positioned to benefit from this landscape. Proven experience to take advantage of these trends, expand businesses globally. Solid track record of achieving strategic growth. Key Safety Systems (grew at more than twice the rate of the industry while increasing sales in Asia to over 40% of total revenue). Camping World (worked with management to implement an expansion strategy to capitalize on the company’s strong market position). Victory Capital (completed three bolt-on acquisitions to enhance the company’s scale, product diversification and distribution capabilities). Crestview - Accuride Alignment Confidential. Do Not Distribute. 8

Q. What will happen with shares of my Accuride stock? Accuride stock will be purchased for $2.58 per share in cash. Will Accuride become part of another Crestview business after the sale? No. Accuride will remain an independent business within Crestview’s portfolio. Will the company name change after the sale? A. No. We have good brand equity in Accuride and Gunite. Will the Leadership of Accuride remain in place? Yes. CEO Rick Dauch and the Executive Leadership Team continue leading Accuride. Will we make significant cost reductions? We will shed the obligatory costs associated with being a public company. Will our health and welfare benefits change under new ownership? Accuride will not make changes to benefits as a result of the sale. However, we will continue to review our benefit plans and policies after the sale just as we do today. Answering Your Questions Confidential. Do Not Distribute. 9

Questions . 10 Confidential. Do Not Distribute.

Confidential. Do Not Distribute. 11 Additional Information About the Acquisition and Where to Find It A special meeting of the stockholders of Accuride will be announced as promptly as practicable to seek stockholder approval in connection with the proposed merger. Accuride expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed merger between Accuride and Armor Merger Sub Corp. The definitive proxy statement will be sent or given to the stockholders of Accuride and will contain important information about the proposed transaction and related matters. INVESTORS OF ACCURIDE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACCURIDE, ARMOR PARENT CORP., ARMOR MERGER SUB CORP. AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Accuride with the SEC at the SEC’s website at www.sec.gov, at Accuride’s website at www.accuridecorp.com or by sending a written request to Accuride at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Confidential. Do Not Distribute. 12 Participants in the Solicitation Accuride and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Accuride’s stockholders in connection with the merger will be set forth in Accuride’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the merger. Information relating to the foregoing can also be found in Accuride’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Accuride’s securities have changed since the amounts set forth in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Accuride may be unable to obtain stockholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of Accuride may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) Accuride may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Armor Parent Corp. or Armor Merger Sub Corp. to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Confidential. Do Not Distribute. 13

Confidential. Do Not Distribute. 14 Forward-Looking Statements continued If the proposed transaction is consummated, Accuride’s stockholders will cease to have any equity interest in Accuride and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Accuride undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Accuride does not intend, and assumes no obligation, to update any forward-looking statements. Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.

Town Hall Presentation – September 2016 Rick Dauch, President & CEO